UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

EXXON MOBIL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

The folowing video communications may appear from time to time in various social media.

SOCIAL MEDIA Post Copy: A: Voting for ExxonMobil will help us continue meeting the world’s demand for energy while working to reduce emissions. B: ExxonMobil is reducing emissions in our operations and developing innovative lower-carbon technologies to help address the risks of climate change. We support society’s goal of lower-carbon energy. C: ExxonMobil is reducing emissions and developing innovative lower-carbon technologies to help address the risks of climate change. We support society’s goal of a lower-carbon energy future. Video 1: Vijay Swarup VOICE OVER /SUPERS LOGO “Carbon Capture sequestration is a big piece of our R&D portfolio. We’ve been doing it for over 40 years and we are the largest practitioner of carbon capture and sequestration. We know it can be done safely. Now the challenge we have is we have to come up with alternate technologies because carbon capture and sequestration is expensive and it is energy intensive.” LOGO VOTE NOW ExxonMobil BOD Vote FOR all our nominees on the blue proxy card LOGO

Proxy disclaimer Notes Website previously filed: https://energyfactor.exxonmobil.com/energy-innovation/rd/vijay-swarup-dual-challenge/ Post Copy: A: Voting for ExxonMobil will help us continue meeting the world’s demand for energy while working to reduce emissions. B: ExxonMobil is reducing emissions in our operations and developing innovative lower-carbon technologies to help address the risks of climate change. We support society’s goal of lower-carbon energy. C: ExxonMobil is reducing emissions and developing innovative lower-carbon technologies to help address the risks of climate change. We support society’s goal of a lower-carbon energy future. Video 2: Vijay Swarup VOICE OVER /SUPERS LOGO “Carbon capture and sequestration (CCS) is a big piece of our R&D portfolio. And much like other elements in our R&D portfolio, we cover the entire bandwidth of research, from fundamental research at universities, like the University of Genoa in Italy, all the way through smaller companies like FuelCell Energy, who is the manufacturer of the carbonate fuel cell. We’re playing the role of the integrator, across the fundamental science, all the way to scale.” LOGO VOTE NOW

ExxonMobil BOD Vote FOR all our nominees on the blue proxy card LOGO Proxy disclaimer Notes Website previously filed: https://energyfactor.exxonmobil.com/energy-innovation/rd/vijay-swarup-dual-challenge/ Post Copy: A: Voting for ExxonMobil will help us continue meeting the world’s demand for energy while working to reduce emissions. B: ExxonMobil is reducing emissions in our operations and developing innovative lower-carbon technologies to help address the risks of climate change. We support society’s goal of lower-carbon energy. C: ExxonMobil is reducing emissions and developing innovative lower-carbon technologies to help address the risks of climate change. We support society’s goal of a lower-carbon energy future. Video 3: Darren Woods CERA Week VOICE OVER /SUPERS

LOGO “We have been doing research for over a decade on carbon capture and storage, to try to make that more economic, more effective, to allow us to capture the emissions that are generated in power generation and/or industrial applications. We feel pretty good about the progress we’ve been making in that space. We’ve got work going on with respect to hydrogen and making hydrogen, which could also be used as a substitute in those spaces.” LOGO VOTE NOW ExxonMobil BOD Vote FOR all our nominees on the blue proxy card LOGO Proxy disclaimer Notes CERA week transcript previously SEC filed

Video 4: Darren Woods, CERA Week VOICE OVER /SUPERS LOGO “We have consistently invested in technology and R&D and continue to do that. I think the areas that we’ve been focused on more recently are things to continue to reduce the emissions of our base business, we’ve made great progress in doing that. You know we’ve invested since 2000 about $10 billion dollars in total emission reductions technologies. We’ve got plans to invest a further $3 billion as we go forward here through 2025 on emissions reduction technologies.” LOGO VOTE NOW ExxonMobil BOD Vote FOR all our nominees on the blue proxy card LOGO Proxy disclaimer. Notes CERA week transcript previously SEC filed End of document.

Important Additional Information Regarding Proxy Solicitation

Exxon Mobil Corporation (“ExxonMobil”) has filed a definitive proxy statement and form of associated BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for ExxonMobil’s 2021 Annual Meeting (the “Proxy Statement”). ExxonMobil, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2021 Annual Meeting. Information regarding the names of ExxonMobil’s directors and executive officers and their respective interests in ExxonMobil by security holdings or otherwise is set forth in the Proxy Statement. To the extent holdings of such participants in ExxonMobil’s securities are not reported, or have changed since the amounts described, in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of ExxonMobil’s Board of Directors for election at the 2021 Annual Meeting are included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and shareholders can obtain a copy of the Proxy Statement and other relevant documents filed by ExxonMobil free of charge from the SEC’s website, www.sec.gov. ExxonMobil’s shareholders can also obtain, without charge, a copy of the Proxy Statement and other relevant filed documents by directing a request by mail to ExxonMobil Shareholder Services at 5959 Las Colinas Boulevard, Irving, Texas, 75039-2298 or at shareholderrelations@exxonmobil.com or from the investor relations section of ExxonMobil’s website, www.exxonmobil.com/investor.